Tri-Continental Corporation

Authorization Form

Automatic Dividend Investment Plan

∙Cash Purchase Plan

Cash Purchases

∙ Automatic Investment of non Tri-Continental Distributions ∙ Automated Clearing House Service

Part 1	Stockholder Information: (Please type or print.)

Systematic Withdrawal Plan

∙Change Distribution Payment Options

∙Change Cost Basis Election

∙Add / Change Bank Instructions

Part 2	Federal Tax Classification

Check appropriate box for Federal Tax Classification (Required); check only ONE of the following seven boxes:

Individual/Sole Proprietor or	Partnership
single-member LLC

If you are only submitting this form for an account you hold in the U.S., you may leave this field blank.

Exemption from FATCA reporting code (if any)

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

CT-FR/244612 N (07/19)

Part 3	Automatic Dividend Investment Plan

Distribution Payment Options:

I wish to have my quarterly distributions paid as follows:

Credited to my account in additional full and fractional shares.

Credited 75% to my account in shares and 25% paid to me in cash.

Credited 50% to my account in shares and 50% paid in cash. 100% paid to me in cash.

Part 4	Cash Purchase Plan

I wish to participate in the Tri-Continental Corporation Cash Purchase Plan and intend to send funds from time to time to be invested in shares of Tri-Continental Corporation Common Stock for my account:

Cash Purchases

Your checks should indicate your name and Tri-Continental Corporation account number. Make checks payable to the order of Tri- Continental Corporation and mailed to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

Automatic Investment of non Tri-Continental Distributions from other investments

I intend to give orders for the payment of cash dividends from other investments (including, but not limited to distributions paid by other corporations or entities) to be invested in shares of Tri-Continental Corporation Common Stock for my account. Note: Your checks should indicate your name and Tri-Continental Corporation account number. Make check payable to Tri- Continental Corporation and mail to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

Automated Clearing House Service

I intend to send funds via the Automated Clearing House (ACH) privilege at regular intervals for investment in shares of Tri- Continental Common Stock.

Check only one: Add option Update option Discontinue option

Automatic Investment Plans can only be established on the 5th of the month. If the 5th of the month does not fall on a Wednesday, the purchase will be held over until the next upcoming Wednesday's market close, and receive that day's trade date.

I (we) authorize Columbia Management Investment Services Corp. ("Service Agent") to initiate Automatic Clearing House (ACH) debits or to draw debt check against a designated financial account for the amount listed on the dates noted. I (we) understand that the financial institution indicated must be a member of the ACH Association. This authorization shall continue until terminated by me (us) in writing to Service Agent and will be effective within 30 days after receipt of notification. I (we) understand that this service is governed by the Fund's prospectus and the rules of the ACH Association, as amended from time to time. Complete this section as well as the bank information in Part 6.

Frequency:
Investments will be made	Monthly	Quarterly	Beginning on the	day of the	month
Amount to be invested

Systematic Withdrawal Plan

This Plan is available if you wish to receive fixed payments from your investment in Tri-Continental Corporation's Common Stock in any amount at specified regular intervals. You may start a Systematic Withdrawal Plan if your shares of the Corporation's Common Stock have a market value of $5,000 or more. Shares must be on deposit in your account as book credits. Tri-Continental Corporation will act for you and make payments to you in specified amounts on either the 1st or 15th day of each month, as designated by you, and maintain your account. If the 1st or 15th falls on a weekend or holiday, the withdrawal will be made on the prior business day.

About the sale of Tri-Continental Corporation shares:

· Liquidations of Tri-Continental Common Stock are limited to a total of 12,500 shares per calendar quarter, subject to a maximum of 40,000 shares per calendar year, per account (including any related accounts, e.g., those under the same Social Security

Number or Taxpayer Identification Number or otherwise under common control).

∙ If you have outstanding stock certificates, you must send your stock certificates to the Service Agent (this is one of the requirements for your sell order to be considered received in "good form"). We recommend using registered mail when returning outstanding certificates for 2% of the current market value of the shares. The recommended insurance amount is based on the premium for a lost certificate bond in the event the certificate is lost in transit.

∙ If Day of Withdrawal is not indicated, withdrawals will be made on the 15th day of the month. A Medallion Signature Guarantee is required if:

You want your check made payable to someone other than yourself.

∙You want proceeds to be sent according to existing bank account instructions not coded for outgoing ACH or Federal Fund Wire (FFW), or to a bank account not on file.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

CT-FR/244612 N (07/19)

Part 4	Cash Purchase Plan (continued)

Distributions will be made		Beginning on the	day of the	month
Dollar amount of payment

Part 5	Cost Basis Accounting Method Election: (Check one)

Tri-Continental Corporation (the "Fund") will provide cost basis information to you and the IRS for shares of the Fund acquired on or after January 1, 2012.

Note: Cost basis does not apply to retirement accounts.

Please choose ONE cost basis accounting method from the list below by marking an X in the box of your chosen method. The cost basis accounting method you elect will be used for all new accounts established with this application.

This election will only apply to shares of the Fund acquired on or after January 1, 2012. If you have questions about which cost basis accounting method is best for you, please consult a tax advisor.

NOTE:

·Changes to or from the Average Cost method must be made in writing. Changes can also be made electronically at columbiathreadneedleus.com by registered users.

·IfCost.you do not specify a cost basis method, all liquidated shares of the Fund will be subject to the Fund's default method of Average

·If you elect to change from Average Cost to another method before selling any shares of the Fund, the method change will apply to covered shares currently owned and those that you acquire in the future.

·If you elect to change from Average Cost to another method after selling any shares of the Fund, the method change will apply only to shares acquired after the date we receive your written request.

·When liquidating shares, shares of the Fund acquired on or after January 1. 2012 will be depleted first, unless you are using the Specific Lot Identification (SLID) method. Please consult your broker dealer when using Specific Lot Identification method to liquidate shares.

ACST Average Cost – A method for valuing the cost of shares in an account by averaging the cost of all transactions in the account. The basis for determining gain/loss is calculated by taking the cumulative dollar cost of the shares owned and dividing it by the number of shares in the account with certain adjustments.

FIFO	First In, First Out – A standing order to sell the oldest shares in the account first.

LIFO	Last in, First Out – A standing order to sell the newest shares in an account first.

HIFO	High Cost, First Out – A standing order to sell shares acquired at the highest cost first.

LOFO	Low Cost, First Out – A standing order to sell shares acquired at the lowest cost first.

LGUT	Loss/Gain Utilization – A standing order accounting method that evaluates losses and gains, and selects lots based on the loss/gain in conjunction with the holding period. The Loss/Gain Utilization election method depletes lots with losses before lots with gains.
For liquidated shares that yield a loss, short-term shares will be liquidated before long-term shares.
For liquidations that yield a gain, long-term shares will be liquidated before short-term shares. With favorable
· long-term capital gains rates, long-term gain shares are given priority over short-term gain shares.
· Shares may be used only once to calculate the cost basis.
SLID	Specific Lot Identification (SLID) – You designate which specific lots to sell at the time of each liquidation. You may elect a secondary cost basis method to be used as an alternate in the event the lots selected are not available. The secondary method you elect below will also be used for any automated transactions, however if no secondary method is selected, First-In, First Out will be used. Please check one of the following:
	First In, First Out	Last In, First Out	High Cost, First Out	Low Cost, First Out	Loss/Gain Utilization

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

CT-FR/244612 N (07/19)

Bank Information

YourBank

ABA Routing	Bank Account	Check
Number	Number	Number
Part 7	Medallion Signature Guarantee

The signatures of all stockholders must be guaranteed by an eligible guarantor institution including, but not limited to, the following: banks, credit unions, savings associations, brokers or dealers, provided that the institution participates in the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Medallion Signature Program (MSP). A Medallion Signature Guarantee helps assure that a signature is genuine and not a forgery. The institution providing the Medallion Signature Guarantee is financially liable for the transaction if the signature is a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Fund reserves the right to reject a signature guarantee in accordance with its standards and procedures.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

CT-FR/244612 N (07/19)

Part 8 Signature and Taxpayer Identification Number Certification

Under penalties of perjury, I certify that:

(1)The number shown on this form is my correct taxpayer identification number; and

(2)I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions, which are available upon request or at www.irs.gov); and

(4)The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

All registered stockholders or authorized individuals must sign below. If signing in capacity, you must be listed as an authorized individual on the account. If you are not listed as an authorized individual, a Medallion Signature Guarantee is required. Each person signing on behalf of an entity represents that his/her actions are authorized.

I certify to my legal capacity to purchase or sell shares of the Fund for my own account, or for the account of the organization named above. I have received and read the current Prospectus of the Fund and appoint Service Agent as my agent to act in accordance with my instructions herein. I agree that the Fund, the Service Agent and their respective affiliates, officers, directors, agents and employees will not be liable for any loss, liability, damage or expense, which may arise as a result of relying on this form or any instruction believed genuine.

For your account safety and security, please enter the information from Part 1 of this form below.

Stockholder or UGMA/UTMA Minor (First, Middle Initial, Last)		Date of Birth (MM/DD/YYYY) Social Security Number

Co-Stockholder or UGMA/UTMA Custodian		Date of Birth (MM/DD/YYYY) Social Security Number

Name of Entity or Trust, if applicable	Trust Date (MM/DD/YYYY), if applicable Taxpayer Identification Number

Street Address or APO/FPO	City	State Zip Code

The Internal Revenue Service does not require your consent to any provision of the document other than the certification required to avoid back up withholding.

Signature of Stockholder or Authorized Individual

X

Capacity (if applicable)	Date (MM/DD/YYYY)

Signature of Co-Stockholder or Authorized Individual

X

Capacity (if applicable)	Date (MM/DD/YYYY)

Medallion Signature Guarantee Stamp	Medallion Signature Guarantee Stamp

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

CT-FR/244612 N (07/19)

Part 9	Return Instructions

Regular mail	Tri-Continental Corporation	Overnight mail Tri-Continental Corporation
	P.O. Box 219371	c/o DST Asset Manager Solutions, Inc.
	Kansas City, MO 64121-9371	430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

Part 10 Terms and Conditions

The Automatic Dividend Investment Plan and Cash Purchase Plan provides holders of the Fund common stock (the "Common Stock") with four ways to add to their investments: 1) with Fund distributions under the Automatic Dividend Investment Plan, and under the Cash Purchase Plan: 2) with cash dividends from other investments 3) with cash payments, and 4) with electronic funds transferred via the Automated Clearing House (ACH), (each, a "Service"). A Fund stockholder holding their account directly with the Service Agent completing this form by selecting participation in the Automatic Dividend Investment Plan and the Cash Purchase Plan (collectively, Planholders) may use any or all of these services, subject to the following terms and conditions.

1.The Service Agent will maintain accounts and confirm to Planholders, as soon as practicable after each investment, the number of shares of Common Stock shares for Planholders. All checks for dividends payable by other corporations or for cash purchase payments sent by Planholders for investment in additional shares of Common Stock should be drawn to the order of Tri- Continental Corporation and mailed to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

2.Funds received by the Fund for a Planholder will be combined with funds of other Planholders for the purchase of Common Stock in order to minimize brokerage commissions on shares purchased. Shares will be purchased in accordance with the current Prospectus. Dividends from other corporations and purchase cash received from Planholders or through the Automated Clearing House Service will be invested at least once each 30 days.

3.Shares will be issued under the Cash Purchase Plan in accordance with the current Prospectus, as amended from time to time.

4.No stock certificates will be delivered for shares acquired unless the Plan account is terminated or the Planholder requests their delivery by written or telephone request to the Service Agent. The shares acquired will be held in each Planholder's account as book credits.

5.Certificates held by Planholder, or subsequently received, may be sent to the Service Agent for credit to a Plan account. A certificate for any full shares held in a Plan account will be issued at a Planholder's request. The time required to obtain a certificate to sell through a broker, or for other purposes, will be that needed to send a written or telephone request to the Service Agent to withdraw the certificate (normally two business days) and to mail the certificate to the Planholder through the U.S. Postal Service.

6.A service charge of $2.00 will be deducted before each investment is made for a Plan account. There is no charge for Automatic Dividend Investment.

7.A Planholder or the Service Agent may terminate a Plan account at any time upon notice in writing before the record date of a distribution by the Fund. A Plan account will terminate automatically if the Planholder sells or transfers all of the shares in the Plan account. If a Plan account is terminated, a certificate for the full shares held may be issued and sent to the Planholder, and any fractional shares may be liquidated at the Planholders request. Terminated Planholders may elect to have all of part of their shares sold by the Fund, if their shares are held in book credit form. If a Plan account is terminated between the record and payment dates of a distribution, the distribution payment will be made in cash.

8.In acting under this Plan, the Fund and the Service Agent will be liable only for willful misfeasance or gross negligence.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. ET.

Columbia Threadneedle Investments (Columbia Threaadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2019 Columbia Management Investment Advisers, LLC. All rights reserved.	2601681 (07/19)	CT-FR/244612 N (07/19)